Standard Motor Products, Inc.

Common Stock

Underwriting Agreement

October 29, 2009
Goldman, Sachs & Co.,
As representatives of the several Underwriters
named in Schedule I hereto,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

Standard Motor Products, Inc., a New York corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 3,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 450,000 additional shares (the “Optional Shares”) of Common Stock, par value $2.00 per share (“Stock”), of the Company (the Firm Shares, and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2(b) hereof, being collectively called the “Shares”).

1.  Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)  A registration statement on Form S-3 (File No. 333-161101) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, to you for each of the other Underwriters have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)  No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(c)  For the purposes of this Agreement, the “Applicable Time” is 8:00 p.m. (Eastern time) on the date of this Agreement.  The Pricing Prospectus, considered together with the actual number and the actual price of Shares to be purchased by the Underwriters, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus or in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(d)  The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(f)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(g)  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or as set forth in Schedule V hereto or such as would not reasonably be expected to have a Material Adverse Effect; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; except where the failure to be so valid, subsisting and enforceable would not reasonably be expected to have a Material Adverse Effect;

(h)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus; the Company and its subsidiaries are qualified to do business and in good standing in each of the jurisdictions listed under their respective names on Schedule III hereto, which are, individually or in the aggregate, all of the jurisdictions in which failure to be so qualified or in good standing would reasonably be expected to have a Material Adverse Effect;

(i)  The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Prospectus and Prospectus; and all of the issued shares of capital stock of each Material Subsidiary (as defined below) have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus or noted on Schedule IV or V hereto) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j)  The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description thereof in the Pricing Prospectus;

(k)  The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or Restated By-laws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for any such conflicts, violations, breaches and defaults in the case of clauses (i) and (iii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement except the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(l)  Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(m)  Neither the Company nor any of its subsidiaries is in violation of its Restated Certificate of Incorporation, as amended, or Restated By-laws (or comparable organizational documents) or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such violations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(n)  The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects; provided, however, that this representation and warranty shall not apply to any statements made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(o)  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p)  At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(q)  The subsidiaries of the Company listed on Schedule IV hereto are all of the subsidiaries that are material to the financial condition, business or results of operations of the Company (each, a “Material Subsidiary”);

(r)  The contracts, indentures, mortgages, deeds of trust, promissory notes, leases or other agreements and instruments filed as exhibits to the Registration Statement, the Company’s Annual Report on Form 10-K for the year-ended December 31, 2008, and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009, respectively, are all of the agreements that are material to the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole (each, a “Material Contract”);

(s)  Except as otherwise set forth in the Pricing Prospectus, the Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, state or local laws and regulations, including common law, relating to the protection of the environment and/or human health or safety, to the extent relating to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) to their knowledge have not incurred any liabilities relating to any Environmental Law,

(iii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective business activities and (iv) are in compliance with all terms and conditions of any such permit, license or approval, except where, in clauses (i) through (iv), such noncompliance with Environmental Laws, liabilities, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(t)  Grant Thornton LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(u)  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(v)  Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

(w)  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

2.  Purchase and Sale of the Shares.  Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $8.0750, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to an aggregate of 450,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.  Offer of Firm Shares by the Underwriters.  Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.  Shares Matters; Time of Delivery Matters.  (a)  The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance.  The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on November 4, 2009 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)  The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York  10004 (the “Closing Location”) or as otherwise agreed to by the parties hereto, and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.  Covenants of the Company.  The Company agrees with each of the Underwriters:

(a)  To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof, provided, however, in no event shall the Company be prohibited from making a filing, which, upon the advice of its outside counsel, the Company should make in order to comply with applicable laws; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)  Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)  Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)  To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)  During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans, employee stock ownership plans or other employee plans of a similar nature, existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

(f)  If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(g)  Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo (collectively, “Intellectual Property”) for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that none of the Underwriters may alter, change, enhance or otherwise modify the Intellectual Property without the prior written consent of the Company, and provided further that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(h)  To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(i)  To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).

6.  Free Writing Prospectus Matters.

(a)  The Company represents and agrees that, without the prior written consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior written consent of the Company and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule II(a) hereto;

(b)  The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

7.  Fees and Expenses.  The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s), provided that such fees, exclusive of disbursements, shall not exceed $10,000; (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (v) the cost of preparing certificates for the Shares; (vi) the cost and charges of any transfer agent or registrar; (vii) all fees and expenses in connection with listing the Shares on the Exchange; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.  Conditions to Underwriters’ Obligations.  The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)  Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)  Kelley Drye & Warren LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own and/or lease its properties and conduct its business as described in the Prospectus;

(ii)  The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable and the Shares conform in all material respects to the description of the Shares in the Prospectus;

(iii)  To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect, and to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv)  This Agreement has been duly authorized, executed and delivered by the Company;

(v)  The issue and sale of the Shares being delivered at such Time of Delivery and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contracts, indentures, mortgages, deeds of trust, promissory notes, leases or other agreements and instruments filed as exhibits to the Registration Statement, the Company’s Annual Reports on Form 10-K for the year ended December 31, 2008, and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009, respectively, (B) conflict with or result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or Restated By-laws of the Company or (C) result in a breach or violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (A) and (C) for such breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(vi)  No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(vii)  The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the captions “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

(viii)  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act;

(ix)  The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto, made by the Company prior to such Time of Delivery (other than the financial statements and schedules and other financial data therein or incorporated therein by reference, as to which such counsel need make no statement), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(x)  The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to such Time of Delivery (other than the financial statements and schedules and other financial data therein, or incorporated therein by reference, as to which such counsel need make no statement) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

In rendering such opinion, Kelley Drye & Warren LLP shall state further that although they do not assume any responsibility for the accuracy or completeness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion in subsection (vii) of this Section 8(c), nothing has come to their attention that leads them to believe (i) that any part of the Registration Statement, or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and schedules and other financial data therein, or incorporated therein by reference, as to which such counsel need make no statement), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Prospectus, considered together with the actual number and the actual price of Shares to be purchased by the Underwriters (other than the financial statements and schedules and other financial data therein or incorporated therein by reference, as to which such counsel need make no statement), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) that, as of its date and as of such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and schedules and other financial data therein or incorporated therein by reference, as to which such counsel need make no statement) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) that any amendment to the Registration Statement required to be filed or any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus has not been filed or incorporated by reference or described as required or (v) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto (except for financial statements and schedules and other financial data therein or incorporated therein by reference, as to which such counsel need make no statement) when such documents became effective or were filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made when such documents were so filed, not misleading;

In rendering such opinion, Kelley Drye & Warren LLP may rely as to factual matters upon certificates of officers of the Company and its subsidiaries; as to matters involving good standing, authorization to do business and other matters within their knowledge, upon certificates of public officials, and as to all matters governed by laws other than the State of New York, the General Corporation Law of Delaware and the federal laws of the United States, on opinions satisfactory to you;

(d)  Carmine Broccole, Vice President General Counsel and Secretary of the Company shall have furnished you with a written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)  The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction listed with respect to the Company on Schedule III hereto (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

(ii)  Each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus or noted

on Schedule IV hereto) are owned directly or indirectly by the Company and, except as otherwise noted on Schedule V hereto, are free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

(iii)  Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect, and to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv)  The issue and sale of the Shares being delivered at such Time of Delivery and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or Restated By-laws of the Company or (B) result in a breach or violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clause (B) for such breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v)  Neither the Company nor any of its Material Subsidiaries is in violation of their respective certificate of incorporation or by-laws (or comparable organizational documents) or, to such counsel’s knowledge after reasonable investigation, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any Material Contract.

(e)  On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Grant Thornton LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

(f)  (i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)  On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)  On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)  The Shares at each Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(j)  The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(k)  The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

9.  Indemnification.  (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

(b)  Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding).   No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall, without the written consent of the indemnifying party (such consent not to be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder.

(d)  If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.  Defaulting Underwriter.  (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of

Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.  Survival.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.  Limitation of Liability.  If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.  Notice, etc.  In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at 85 Broad Street, 20th Floor, New York, New York 10004, Attention: Registration Department, facsimile (212) 902-9316; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the underwriters to properly identify their respective clients.

The Company hereby agrees to provide written notice of any event that would result in an extension of the “Lock-Up Period”, as that term is defined in each letter from one of the directors and certain officers of the Company that is executed and delivered to the Representatives on the date hereof (each such letter, a “Lock-Up Agreement”), pursuant to the terms of the applicable Lock-Up Agreement, to the signatory of such Lock-Up Agreement.

14.  Binding Effect.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.  Time of the Essence; Business Day.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.  Underwriters Not Fiduciaries.  The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.  Entire Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.  Waiver of Trial by Jury.  The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.  Tax Disclosure.  Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

21.  Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22.  Amendments in Writing.  This Agreement may be amended or modified only by a written agreement referencing this Agreement and duly executed by the parties hereto.

23.  Headings.  The heading references herein are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, Standard Motor Products, Inc.

By:	/s/ James J. Burke
Name: James J. Burke
Title: Vice President Finance,
Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.

/s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

SCHEDULE I
	Number of Firm Shares to be Purchased	Maximum Number of Optional Shares Which May be Purchased

Underwriter
Goldman, Sachs & Co.	2,700,000	405,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	300,000	45,000

Total	3,000,000	450,000

SCHEDULE II

(a)  Issuer Free Writing Prospectuses:  None

(b)  Additional Documents Incorporated by Reference:  None

SCHEDULE III

Foreign Qualifications

Standard Motor Products, Inc.
Jurisdiction of incorporation:	New York
Foreign qualifications:	California, Florida, Kansas, North Carolina, Texas, South Carolina, Virginia

SMP Motor Products Limited
Jurisdiction of incorporation:	Ontario
Foreign qualifications:	None

Motortronics, Inc.
Jurisdiction of incorporation:	New York
Foreign qualifications:	None

Stanric, Inc.
Jurisdiction of incorporation:	Delaware
Foreign qualifications:	None

Mardevco Credit Corp.
Jurisdiction of incorporation:	New York
Foreign qualifications:	None

Standard Motor Products (Hong Kong) Limited
Jurisdiction of incorporation:	Hong Kong
Foreign qualifications:	None

Industrial & Automotive Associates, Inc.
Jurisdiction of incorporation:	California
Foreign qualifications:	None

Standard Motor Products Holdings Limited
Jurisdiction of incorporation:	United Kingdom
Foreign qualifications:	None

Standard Motor Products de Mexico, S. de R.L. de C.V.
Jurisdiction of incorporation:	Mexico
Foreign qualifications:	None

SMP Engine Management, S. de R.L. de C.V.
Jurisdiction of incorporation:	Mexico
Foreign qualifications:	None

SMP Four Seasons de Mexico, S. de R.L. de C.V.
Jurisdiction of incorporation:	Mexico
Foreign qualifications:	None

SCHEDULE IV

Material Subsidiaries

Name	Percent of Voting Securities Owned
SMP Motor Products Limited	100%
Motortronics, Inc.	100%
Stanric, Inc.	100%
Mardevco Credit Corp.	100%
Standard Motor Products (Hong Kong) Limited	100%
Industrial & Automotive Associates, Inc.	100%
Standard Motor Products Holdings Limited	100%
Standard Motor Products de Mexico, S. de R.L. de C.V. (1)	100%
SMP Engine Management, S. de R.L. de C.V. (1)	100%
SMP Four Seasons de Mexico, S. de R.L. de C.V. (1)	100%

(1)	Standard Motor Products, Inc. owns 49,999 shares and Motortronics, Inc. owns 1 share of these companies.

SCHEDULE V

Disclosures

•
The Company has pledged substantially all of it assets, including accounts receivable, inventory and fixed assets, and those of certain of its subsidiaries (including shares issued by its subsidiaries) as collateral for its obligation under the Second Amended and Restated Credit Agreement between the Company and General Electric Capital Corporation, dated as of March 20, 2007, as further amended, and the Credit Agreement, dated as of December 29, 2005, between SMP Motor Products Ltd., GE Canada Finance Holding Company, and the other parties thereto, as amended.

ANNEX I

Accountant’s Letter

Pursuant to Section 8(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i)  They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii)  In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the “Representatives”);

(iii)  They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company’s quarterly reports on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(iv)  The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(v)  They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi)  On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)  (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

(B)  any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C)  the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D)  any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E)  as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or shareholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F)  for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii)  In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

ANNEX II(a)

Form of Kelley Drye & Warren LLP Opinion

October __, 2009

GOLDMAN, SACHS & CO.
   As Representatives of the
   several Underwriters
85 Broad Street
New York, NY 10004

Re:	Standard Motor Products, Inc.

Ladies and Gentlemen:

We have acted as legal counsel for Standard Motor Products, Inc., a New York corporation (the “Company”), in connection with the offer and sale of an aggregate of up to [_____] shares (the “Shares”) of the Company’s common stock, par value $2.00 per share (the “Common Stock”), pursuant to an Underwriting Agreement dated October [__], 2009 (the “Underwriting Agreement”) between the Company and Goldman, Sachs & Co., as representatives (the “Representatives”) of the several underwriters identified on Schedule I to the Underwriting Agreement (the “Underwriters”).

This opinion is delivered to you pursuant to Section 8(c) of the Underwriting Agreement.  Capitalized terms used herein without definition shall have the meanings specified in the Underwriting Agreement.

In connection with this opinion, we have examined and relied upon (i) copies of the Company’s Registration Statement on Form S-3 (Registration No. 333-161101) and all amendments thereto, the Pricing Prospectus and the Prospectus, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”) relating to the offering of the Shares, (ii) copies of the Restated Certificate of Incorporation, as amended, and the Restated By-laws of the Company, (iii) the Underwriting Agreement, (iv) the corporate minute books, stock records and records of corporate proceedings of the Company and (v) such other agreements, documents, opinions, certificates and instruments as we have deemed relevant and necessary as a basis for our opinions herein. We have not conducted any independent investigation, examination or inquiry of factual matters in rendering our opinions set forth in this letter other than the document examination described herein, and our opinion is qualified in all respects by the scope of such document examination.

Goldman, Sachs & Co.
   As Representatives of the
   several Underwriters
October __, 2009

In our examination, we have assumed, and express no opinion as to, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence and capacity of all natural persons.  As to certain factual matters material to our opinions herein, we have relied, to the extent that relevant facts were not independently established by us and to the extent we deemed reliance proper, on certificates of public officials and certificates, oaths and declarations of officers and other representatives of the Company.  We have assumed the accuracy and completeness of the information obtained from public officials and records included in the documents referenced to above.  When, in this opinion, we have used the phrases “to our knowledge”, “known to us” or phrases of like import, such phrases refer only to the present actual knowledge (i.e., conscious awareness) of the attorneys who are presently at this firm and who our records indicate have devoted substantial attention to the offering of the Shares or other matters as to which we have provided legal representation for the Company within the twelve (12) months preceding the date of this letter.  In addition, except as expressly set forth in this letter, we have not, in rendering our opinion in Paragraph 3 below, reviewed court or other public records, but rather, have relied, solely as to the factual existence of any court orders, suits, actions, proceedings, litigation or investigations of the type referenced therein, on certificates of officers of the Company .

Although, in connection with rendering this opinion, we have made the assumptions set forth above and below and have relied upon the representations, warranties and certificates referenced above, nothing has come to our attention that has caused us to believe that we are not justified in relying on any of such assumptions or on any of such representations, warranties or certificates.

In addition, as legal counsel, we have participated in conferences with officers, directors and other representatives of the Company and representatives of the independent accountants of the Company and of the Representatives and their counsel at which the contents of the Registration Statement, the Pricing Prospectus and the Prospectus and related matters were discussed; however, except as set forth herein, we have not independently verified the accuracy or completeness of, or otherwise verified the statements made in, the Registration Statement, the Pricing Prospectus and the Prospectus and we are not passing upon and do not assume responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus and the Prospectus and give no assurance that the procedures described in this paragraph would necessarily reveal matters of significance with respect to the accuracy, completeness or fairness of the Registration Statement, the Pricing Prospectus and the Prospectus.  The opinions herein are subject to the following limitations and qualifications:

(a)           We express no opinion concerning any law other than the laws of the State of New York, and the federal law of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon of the laws of any other jurisdiction.

Goldman, Sachs & Co.
   As Representatives of the
   several Underwriters
October __, 2009

(b)           We have been advised by the Company that all shares of the Company’s capital stock prior to the date hereof are fully paid; we have relied upon such advice and have made no independent investigation thereof.

(c)           We express no opinion with respect to the enforceability of the Underwriting Agreement or any of the provisions thereof.

Based on the foregoing, but subject to the limitations and qualifications set forth herein, it is our opinion that:

(1)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with corporate power and authority to own and/or lease its properties and conduct its business as described in the Prospectus.

(2)           The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered on the date hereof) have been duly and validly authorized and issued and are fully paid and non-assessable and the Shares conform in all material respects to the description of the Shares in the Prospectus.

(3)           To our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect, and to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Goldman, Sachs & Co.
   As Representatives of the
   several Underwriters
October __, 2009

(4)           The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(5)           The issue and sale of the Shares being delivered on the date hereof and the compliance by the Company with the Underwriting Agreement and the consummation of the transactions therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contracts, indentures, mortgages, deeds of trust, promissory notes, leases or other agreements and instruments filed as exhibits to the Registration Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009, respectively, (B) conflict with or result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or Restated By-laws of the Company or (C) result in a breach or violation of any statute or any order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (A) and (C) for such breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(6)            No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(7)            The statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Shares, under the captions “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects.

(8)           The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(9)            The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto, made by the Company prior to the date hereof (other than the financial statements and schedules and other financial data therein or incorporated therein by reference, as to which we make no statement), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as amended, as applicable, and the rules and regulations of the Commission thereunder.

Goldman, Sachs & Co.
   As Representatives of the
   several Underwriters
October __, 2009

(10)           The Registration Statement, the Pricing Prospectus and the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to the date hereof (other than the financial statements and schedules and other financial data therein, or incorporated therein by reference, as to which we make no statement) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations thereunder.

Although we do not assume any responsibility for the accuracy or completeness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in subsection (7) above, nothing has come to our attention that leads us to believe (i) that any part of the Registration Statement, or any further amendment thereto made by the Company prior to the date hereof (other than the financial statements and schedules and other financial data therein, or incorporated therein by reference, as to which we make no statement), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Prospectus, considered together with the actual number and the actual price of Shares to be purchased by the Underwriters (other than the financial statements and schedules and other financial data therein or incorporated therein by reference, as to which we make no statement), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) that, as of its date and as of the date hereof, the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and schedules and other financial data therein or incorporated therein by reference, as to which we make no statement) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) that any amendment to the Registration Statement required to be filed or any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus has not been filed or incorporated by reference or described as required or (v) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto (except for financial statements and schedules and other financial data therein or incorporated therein by reference, as to which we make no statement) when such documents became effective or were filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act, with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading.

Goldman, Sachs & Co.
   As Representatives of the
   several Underwriters
October __, 2009

This opinion is being delivered to you pursuant to the Underwriting Agreement, and neither this opinion nor any part hereof may be delivered to, used or relied upon by any other person without our prior written consent.

This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur.

Very truly yours, KELLEY DRYE & WARREN LLP

ANNEX II(b)

Form of Carmine Broccole Opinion

October __, 2009

GOLDMAN, SACHS & CO.
   As Representatives of the
   several Underwriters
85 Broad Street
New York, NY 10004

Re:	Standard Motor Products, Inc.

Ladies and Gentlemen:

I am Vice President General Counsel and Secretary of Standard Motor Products, Inc., a New York corporation (the “Company”) and, in that capacity, I am generally familiar with the affairs and corporate records of the Company and its subsidiaries.  I am also familiar with the proposed offer and sale of an aggregate of up to [___] shares (the “Shares”) of the Company’s common stock, par value $2.00 per share (the “Common Stock”), pursuant to an Underwriting Agreement dated October [__], 2009 (the “Underwriting Agreement”) between the Company and Goldman, Sachs & Co., as representatives (the “Representatives”) of the several underwriters identified on Schedule I to the Underwriting Agreement (the “Underwriters”).

This opinion is delivered to you pursuant to Section 8(d) of the Underwriting Agreement.  Capitalized terms used herein without definition shall have the meanings specified in the Underwriting Agreement.

In connection with this opinion, I have examined and relied upon (i) copies of the Company’s Registration Statement on Form S-3 (Registration No. 333-161101) and all amendments thereto, the Pricing Prospectus and the Prospectus, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”) relating to the offering of the Shares, (ii) copies of the Restated Certificate of Incorporation, as amended, and the Restated By-laws of the Company, (iii) copies of the respective certificates of incorporation and by-laws, or comparable organizational documents of each Material Subsidiary, (iv) the Underwriting Agreement, (v) the corporate minute books, stock records and records of corporate proceedings of the Company and each Material Subsidiary and (v) such other agreements, documents, opinions, certificates and instruments as I have deemed relevant and necessary as a basis for my opinions herein.

Goldman, Sachs & Co.
   As Representatives of the
   several Underwriters
October __, 2009

In my examination, I have assumed, and express no opinion as to, the genuineness of all signatures, the authenticity and completeness of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal competence and capacity of all natural persons.  As to certain factual matters material to my opinions herein, I have relied, to the extent that relevant facts were not independently established by me and to the extent I deemed reliance proper, on certificates of public officials.  I have assumed the accuracy and completeness of the information obtained from public officials and records included in the documents referenced above.  When, in this opinion, I have used the phrases “to my knowledge”, “known to me” or phrases of like import, such phrases refer only to my present actual knowledge (i.e., conscious awareness).

Although, in connection with rendering this opinion, I have made the assumptions set forth above and have relied upon the certificates referenced above, nothing has come to my attention that has caused me to believe that I am not justified in relying on any of such assumptions or certificates.

Based on the foregoing, but subject to the limitations and qualifications set forth herein, it is my opinion that:

(1)           The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction listed with respect to the Company on Schedule III to the Underwriting Agreement;

(2)           Each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus or noted on Schedule IV to the Underwriting Agreement) are owned directly or indirectly by the Company and, except as otherwise noted on Schedule V to the Underwriting Agreement, are free and clear of all liens, encumbrances, equities or claims;

(3)           Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect, and to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

Goldman, Sachs & Co.
   As Representatives of the
   several Underwriters
October __, 2009

(4)           The issue and sale of the Shares being delivered on the date hereof and the compliance by the Company with the Underwriting Agreement and the consummation of the transactions therein contemplated will not (A) conflict with or result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or Restated By-laws of the Company or (B) result in a breach or violation of any statute or any order, rule or regulation known to me of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clause (B) for such breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(5)           Neither the Company nor any of its Material Subsidiaries is in violation of the respective certificate of incorporation or by-laws (or comparable organizational documents) or, to my knowledge after reasonable investigation, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any Material Contract.

This opinion is being delivered to you pursuant to the Underwriting Agreement, and neither this opinion nor any part hereof may be delivered to, used or relied upon by any other person without my prior written consent.

This opinion is given as of the date hereof and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in law which may hereafter occur.

Very truly yours, Carmine J. Broccole Vice President General Counsel and Secretary